[S&A Draft: 5/13/97]






                              PLEDGE AGREEMENT


                                  between



                         Aegis Auto Finance, Inc.,
                                 as Pledgor


                                    AND


               Norwest Bank Minnesota, National Association,
                                 as Trustee



                         Dated as of April 30, 1997

                              PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT (the "Pledge
Agreement"), dated as of April 30, 1997, is executed by and between AEGIS AUTO FINANCE, INC., a Delaware corporation
(the "Pledgor") and NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION, a national banking association (the
"Indenture Trustee") as Trustee under that certain Indenture dated April 30, 1997 between the Pledgor and the Indenture Trustee (the
"Indenture") with respect to $21,333,333 aggregate principal amount at maturity 12% Exchangeable Subordinated Notes due
2004 (the "Notes"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Indenture.

                      WITNESSETH:

         WHEREAS, the Indenture Trustee has agreed to purchase the Notes from the Pledgor on the terms and conditions set forth in the Indenture;

         WHEREAS, the Pledgor directly owns 100% of the issued and outstanding capital stock of Aegis Auto Funding Corp. IV (the "SPC"), Aegis Auto Funding Corp. II ("AAFC II") and
Aegis Auto Funding Corp. ("AAFC") (such direct subsidiaries and any other subsidiary hereafter acquired or formed by the Pledgor, the "Direct Subsidiaries") and will derive direct and indirect economic benefit from the sale of Notes to the Pledgor under the Indenture; and

         WHEREAS, the Indenture Trustee has required, as a condition to its entering into the Indenture, that the Pledgor execute and deliver this Pledge Agreement;

         NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of the Pledgor pursuant to the Indenture or any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Indenture Trustee hereby agree as follows:

         1. Pledge. The Pledgor hereby pledges to the Indenture Trustee, and grants to the Indenture Trustee a security interest in, the following (collectively, the "Pledged Collateral"):

         (a) The shares of the capital stock of each Direct Subsidiary, now or at any time or times hereafter owned by the Pledgor, and the certificates representing the shares of such capital stock (such now-owned shares being identified on Exhibit A next to each Direct Subsidiary), all options and warrants for the purchase of shares of the stock of any Direct Subsidiary now or hereafter held in the name of the Pledgor (all of said capital stock, options and warrants and all capital stock held in the name of the Pledgor as a result of the exercise of such options or warrants being hereinafter collectively referred to as the "Pledged Stock"), and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock it being understood that the Pledged Stock and stock powers for each Direct Subsidiary have been delivered to III Finance, Ltd. (the "Lender") to secure Senior Indebtedness of the Pledgor to the Lender.

         (b) All additional shares of stock of any Direct Subsidiary from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares (any such additional shares shall constitute part of the Pledged Stock and the Indenture Trustee is irrevocably authorized to amend Exhibit A from time to time to reflect such additional shares), and all options, warrants, dividends, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

         (c) The property and interests in property described in Section 3 below; and

         (d)  All proceeds of the foregoing.

         Notwithstanding the foregoing, it is expressly understood and agreed that the security interest in the Pledged
Stock shall be subordinate to the security interest of the Lender in the Pledged Collateral given by the Pledgor to secure Senior
Indebtedness.

         2. Security for Liabilities. The Pledged Collateral secures the prompt payment, performance and observance of (i) the Pledgor's obligations and liabilities under the Indenture and each agreement, document or instrument executed pursuant to or in connection with the Indenture and (ii) the Pledgor's obligations and liabilities under this Pledge Agreement and each agreement, document or instrument executed pursuant to or in connection with this Pledge Agreement (all such obligations and liabilities of the Pledgor now or hereafter existing being hereinafter referred to as the "Liabilities").

         3. Pledged Collateral Adjustments. If, during the term of this Pledge Agreement:

         (a)  Any stock dividend, reclassification,
    readjustment or other change is declared or made in the capital structure of any Direct Subsidiary, or any option included within the Pledged Collateral is exercised, or both, or

         (b) Any subscription warrants or any other rights or options shall be issued in connection with the Pledged
    Collateral,

then all new, substituted and additional shares, warrants, rights, options or other securities, issued by reason of any of the foregoing, shall be immediately delivered to and held by the Indenture Trustee under the terms of this Pledge Agreement and shall constitute Pledged Collateral hereunder; provided, however, that nothing contained in this Section 3 shall be deemed to permit any stock dividend, issuance of additional stock, warrants, rights or options, reclassification, readjustment or other change in the capital structure of a Direct Subsidiary which is not permitted in the Indenture.

         4.  Subsequent Changes Affecting Pledged
Collateral. The Pledgor represents and warrants that it has made its own arrangements for keeping itself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Indenture Trustee shall have no obligation to inform the Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Indenture Trustee may, after the occurrence of an Event of Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Indenture Trustee may at any time exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

         5. Representations and Warranties. The Pledgor represents and warrants as follows:

         (a) The Pledgor is the legal and beneficial owner of the Pledged Stock, which represents 100% of the issued and outstanding common stock of each Direct Subsidiary identified on Exhibit A, free and clear of any Lien except for the security interest created by this Pledge Agreement or in connection with any Senior Indebtedness and the Pledgor owns no other stock which is excluded from the security interest granted hereby except for stock in Aegis Auto Funding Corp. III.

         (b) The Pledgor has full corporate power and authority to enter into this Pledge Agreement;

         (c) There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged
Collateral;

         (d) The Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer such Pledged
Collateral free of any Liens other than the Lien created pursuant to this Pledge Agreement or in connection with any Senior
Indebtedness.

         (e) No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required either (i) for the pledge of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor or (ii) for the exercise by the Indenture Trustee of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally); and

         (f) The pledge of the Pledged Collateral pursuant to this Pledge Agreement creates a valid and perfected security interest in the Pledged Collateral, in favor of the Indenture Trustee, securing the payment and performance of the Liabilities;

         6. Voting Rights. During the term of this Pledge Agreement, and except as provided in this Section 7(b) below, the Pledgor shall have the right to vote the Pledged Stock on all corporate questions in a manner not inconsistent with the terms of this Pledge Agreement, the Indenture and any other agreement, instrument or document executed pursuant thereto or in connection therewith. After the occurrence of an Event of Default, the Indenture Trustee or its nominee may, at the Indenture Trustee's or such nominee's option and following written notice from the Indenture Trustee to the Pledgor, exercise all voting powers pertaining to the Pledged Collateral, including the right to take action by shareholder consent. Such authorization shall constitute an irrevocable voting proxy from the Pledgor to the Indenture Trustee or, at the Indenture Trustee's option, to the Indenture Trustee's nominee.

         7. Dividends and Other Distributions. (a) So long as no Event of Default or Default shall have occurred:

         (i) The Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral, provided, however, that any and all

         (A) dividends and interest paid or payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged
    Collateral;

         (B) dividends and other distributions paid or payable in cash with respect to any of the Pledged
    Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

         (C) cash paid, payable or otherwise distributed with respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral;

shall be Pledged Collateral, and shall be forthwith delivered to the Indenture Trustee to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the Indenture Trustee, be segregated from the other property or funds of the Pledgor, and be delivered immediately to the Indenture Trustee as Pledged Collateral in the same form as so received (with any necessary endorsement); and

         (ii) The Indenture Trustee shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) above.

         (b) After the occurrence of an Event of Default:

         (i) All rights of the Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Indenture Trustee, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments;

         (ii) All dividends and interest payments which are received by the Pledgor contrary to the provisions of clause (i) of this Section 7(b) shall be received in trust for the Indenture Trustee, shall be segregated from other funds of the Pledgor and shall be paid over immediately to the Indenture Trustee as Pledged Collateral in the same form as so received (with any necessary endorsements);

         (iii) The Pledgor shall, upon the request of the Indenture Trustee, at Pledgor's expense, use its best efforts to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Indenture Trustee;

         (iv) The Pledgor shall, upon the request of the Indenture Trustee, at the Pledgor's expense, do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor will reimburse the Indenture Trustee for all expenses incurred by the Indenture Trustee, including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing. The Pledgor agrees that, in light of the fact that federal and state securities laws impose certain restrictions on the method by which the Pledged Collateral may be sold, it will be commercially reasonable if a private sale, upon at least ten (10) days' notice to the Pledgor, is arranged so as to avoid a public offering, even though the sales price established and/or obtained at such private sale may be substantially less than prices which could have been obtained for such security on any market or exchange or in any other public sale.

         8. Transfers and Other Liens. The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Indenture Trustee, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged
Collateral except for the security interest under this Pledge
Agreement and in connection with any Senior Indebtedness.

         9. Remedies. (a) The Indenture Trustee shall have, in addition to any other rights given under this Pledge Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York. After the occurrence of an Event of Default and following written notice to the Pledgor, the Indenture Trustee (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise all voting rights with respect thereto, to collect and receive all cash dividends and other distributions made thereon, and to otherwise act with respect to the Pledged Collateral as though the Indenture Trustee were the outright owner thereof. The Pledgor hereby irrevocably constitutes and appoints the Indenture Trustee as the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so, such proxy becoming effective upon the occurrence of an Event of Default and following written notice thereof; provided, however, that the Indenture Trustee shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. In addition, after the occurrence of an Event of Default, the Indenture Trustee shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged
Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Indenture Trustee or which the Indenture Trustee shall otherwise have the ability to transfer under applicable law, the Indenture Trustee may, in its sole discretion, without notice except as specified below, after the occurrence of an Event of Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Indenture Trustee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Indenture Trustee may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. The Pledgor will pay to the Indenture Trustee all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incidental to, the enforcement of any of the provisions hereof. The Indenture Trustee agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with the Indenture and the Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral.

         (b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Indenture Trustee will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, the Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by the Pledgor as provided in
Section 25 below at least ten (10) days before the time of the sale or disposition; provided, however, that the Indenture Trustee may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

         (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, the Pledgor agrees that after the occurrence of an Event of Default, the Indenture Trustee may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Indenture Trustee may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Indenture Trustee, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Indenture Trustee solicits such offers from not less than three (3) such investors, then the acceptance by the Indenture Trustee of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section does not impose a requirement that the Indenture Trustee solicit offers from three or more investors in order for the sale to be commercially reasonable.

         10.  Security Interest Absolute.  All rights of the
Indenture Trustee and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

         (a) Any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

         (b) Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Liabilities, or any other amendment or waiver of or any consent to any departure from the Indenture;

         (c) Any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any part of the Liabilities; or

         (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Liabilities or of this Pledge
    Agreement.

         11.  Indenture Trustee Appointed Attorney-in-Fact.
The Pledgor hereby appoints the Indenture Trustee its attorney-in-fact, with full authority, in the name of the Pledgor or otherwise, after the occurrence of an Event of Default, from time to time in the Indenture Trustee's sole discretion, to take any action and to execute any instrument which the Indenture Trustee may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of a Direct Subsidiary to the name of the Indenture Trustee or its nominee.

         12. Waivers. (a) The Pledgor waives presentment and demand for payment of any of the Liabilities, protest and notice of dishonor or Event of Default with respect to any of the Liabilities and all other notices to which the Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Indenture.

         (b) The Pledgor agrees that all of its obligations under this Pledge Agreement shall remain in full force and effect without defense, offset or counterclaim of any kind.

         (c)  The Pledgor hereby expressly waives the
benefits of any laws purporting to allow a guarantor or pledgor to revoke a continuing guaranty or pledge with respect to any transactions occurring after the date of the guaranty or pledge.

         13. Term. This Pledge Agreement shall remain in full force and effect until the Liabilities have been fully and indefeasibly paid in cash, all obligations if the Pledgor in connection with the Notes have been repaid and the Indenture has been terminated pursuant to its terms. Upon the termination of this Pledge Agreement as provided above (other than as a result of the sale of the Pledged Collateral), the Indenture Trustee will release the security interest created hereunder and, if they then have possession of the Pledged Stock, will deliver the Pledged Stock and the Powers to the Pledgor.

         14. Definitions. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

         15.  Successors and Assigns.  This Pledge
Agreement shall be binding upon and inure to the benefit of the Pledgor, the Indenture Trustee and their respective successors and assigns. The Pledgor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Pledgor.

         16.  GOVERNING LAW.  THIS PLEDGE
AGREEMENT HAS BEEN EXECUTED AND DELIVERED BY
THE PARTIES HERETO IN NEW YORK, NEW YORK.  ANY
DISPUTE BETWEEN THE INDENTURE TRUSTEE AND THE
PLEDGOR ARISING OUT OF OR RELATED TO THE
RELATIONSHIP ESTABLISHED BETWEEN THEM IN
CONNECTION WITH THIS PLEDGE AGREEMENT, AND
WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR
OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK,
INCLUDING SECTION 5-1401 OF THE GENERAL
OBLIGATIONS LAWS BUT OTHERWISE WITHOUT
REGARD TO CONFLICTS OF LAWS PROVISIONS.

         17.  Consent to Jurisdiction; Counterclaims; Forum
Non Conveniens. (a) Exclusive Jurisdiction. Except as provided in subsection (b) of this Section 17, the Indenture Trustee and the Pledgor agree that all disputes between them arising out of or related to the relationship established between them in connection with this Pledge Agreement, whether arising in contract, tort, equity, or otherwise, shall be resolved only by state or federal courts located in New York, New York, but the parties acknowledge that any appeals from those courts may have to be heard by a court located outside of New York, New York.

         (b) Other Jurisdictions. The Indenture Trustee shall have the right to proceed against the Pledgor or its property in a court in any location to enable the Indenture Trustee to obtain personal jurisdiction over the Pledgor, to realize on the Pledged Collateral or any other security for the Liabilities or to enforce a judgment or other court order entered in favor of the Indenture Trustee. The Pledgor shall not assert any permissive counterclaims in any proceeding brought by the Indenture Trustee arising out of or relating to this Pledge Agreement.

         (c)  Venue; Forum Non Conveniens.  Each of the
Pledgor and the Indenture Trustee waives any objection that it may have (including, without limitation, any objection to the laying of venue or based on forum non conveniens) to the location of the court in which any proceeding is commenced in accordance with this Section 17.

         18.  WAIVER OF JURY TRIAL.  EACH OF THE
PLEDGOR AND THE INDENTURE TRUSTEE WAIVES ANY
RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER
SOUNDING IN CONTRACT, TORT, OR OTHERWISE,
BETWEEN THE INDENTURE TRUSTEE AND THE
PLEDGOR ARISING OUT OF OR RELATED TO THE
TRANSACTIONS CONTEMPLATED BY THIS PLEDGE
AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT
OR AGREEMENT EXECUTED OR DELIVERED IN
CONNECTION HEREWITH.  EITHER THE PLEDGOR OR
THE INDENTURE TRUSTEE MAY FILE AN ORIGINAL
COUNTERPART OR A COPY OF THIS PLEDGE
AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE
OF THE CONSENT OF THE PARTIES HERETO TO THE
WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         19.  Waiver of Bond.  The Pledgor waives the
posting of any bond otherwise required of the Indenture Trustee in connection with any judicial process or proceeding to realize on the Collateral or any other security for the Liabilities, to enforce any judgment or other court order entered in favor of the Indenture Trustee, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Pledge Agreement or any other agreement or document between the Indenture Trustee and the Pledgor.

         20. Advice of Counsel. The Pledgor represents and warrants to the Indenture Trustee that it has consulted with its legal counsel regarding all waivers under this Pledge Agreement, including without limitation those under Section 12 and Sections
16 through 19 hereof, that it believes that it fully understands all rights that it is waiving and the effect of such waivers, that it assumes the risk of any misunderstanding that it may have regarding any of the foregoing, and that it intends that such waivers shall be a material inducement to the Indenture Trustee to extend the indebtedness secured hereby.

         21.  Severability.  Whenever possible, each
provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

         22. Further Assurances. The Pledgor agrees that it will cooperate with the Indenture Trustee and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Indenture Trustee may reasonably request from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

         23.  The Indenture Trustee' s Duty of Care.  The
Indenture Trustee shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Indenture Trustee's (i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Indenture
Trustee's possession. Without limiting the generality of the foregoing, the Indenture Trustee shall be under no obligation to take any steps necessary to preserve rights in the Pledged
Collateral against any other parties but may do so at its option.
All expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall constitute part of the Liabilities secured hereby.

         24. Notices. All notices and other communications required or desired to be served, given or delivered hereunder shall be made in writing or by a telecommunications device capable of creating a written record and shall be addressed to the party to be notified as follows:

if to the Pledgor, at

Aegis Auto Finance, Inc.
525 Washington Boulevard
Jersey City, New Jersey  07310
Attention: President
Telecopy:  (201) 418-7379

if to the Indenture Trustee, at
Norwest Bank Minnesota, National Association, as Trustee
Corporate Trust Department
6th & Marquette Avenue
Minneapolis, Minnesota  55479-0069
Telecopy: (612) 667-9825

with copies to

III Offshore Advisors
250 South Australian Avenue, Suite 600
West Palm Beach, Florida  33401
Attention: Robert Fasulo
Telecopy: (407) 655-5496

         and

III Finance, Ltd.
c/o Admiral Administration Ltd.
Anchorage Center, 2nd Floor
Grand Cayman, Cayman Islands
British West Indies
Attention:  David Bree
Telecopy:  (345) 949-0705

or, as to each party, at such other address as designated by such party in a written notice to the other party. All such notices and communications shall be deemed to be validly served, given or delivered (i) three (3) days following deposit in the United States mails, with proper postage prepaid; (ii) upon delivery thereof if delivered by hand to the party to be notified; (iii) one Business Day after delivery thereof to a reputable overnight courier service, with delivery charges prepaid; or (iv) upon transmission thereof with confirmation of successful transmission from the sending telecommunications device, if sent by telecommunications device.

         25.  Amendments, Waivers and Consents.  No
amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Indenture Trustee pursuant to its authority under the Indenture, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         26. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

         27.  Execution in Counterparts.  This Pledge
Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

         28. Merger. This Pledge Agreement represents the final agreement of the Pledgor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Pledgor and the Indenture Trustee.

         29.  Bailment, Agency for Possession; Stock
Powers. The Indenture Trustee hereby appoints III Finance as its agent for purposes of perfecting its security interests and liens on the Pledged Collateral. The Indenture Trustee hereby agrees that upon the payment in full of all Senior Indebtedness by AAF, and provided that there shall be indebtedness owing by the Pledgor under the Indenture after payment of all Senior Indebtedness, III Finance shall deliver to the Indenture Trustee the Pledged Stock then in its possession, together with all stock powers related thereto and until such time, the Indenture Trustee shall not possess any Pledged Stock nor any stock powers related thereto.

         30.  Subordination. The Pledgor expressly
covenants and agrees, and the Indenture Trustee acknowledges, that the indebtedness secured hereby and the liabilities of the Pledgor hereunder are expressly made subordinate and subject in prior right of payment to the prior payment of Senior Indebtedness to the extent and in the manner set forth in Article XII of the Indenture.
         IN WITNESS WHEREOF, the Pledgor and the
Indenture Trustee have executed this Pledge Agreement as of the date set forth above.


AEGIS AUTO FINANCE, INC.



By: _________________________

Name: ___________________

Title: ____________________



NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee


By:_________________________

Name: ___________________

Title: __________________

                     ACKNOWLEDGMENT


         The undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Agreement, agrees promptly to note on its books the security interests granted under such Pledge Agreement, and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Indenture Trustee or its nominee or the exercise of voting rights by the Indenture Trustee or its nominee.

AEGIS AUTO FUNDING CORP. IV


By:___________________________

Name: _____________________

Title: ______________________


AEGIS AUTO FUNDING CORP. II


By:__________________________

Name: _____________________

Title: ______________________


AEGIS AUTO FUNDING CORP.

By:___________________________

Name: _____________________

Title: ______________________

                       EXHIBIT A
                           to
                    PLEDGE AGREEMENT
               dated as of April 30, 1997



               Pledged Stock Certificates





Number of
Name of Direct
Issued and
  Subsidiary
Outstanding Shares


Aegis Auto Funding Corp. IV
[__________]

Aegis Auto Funding Corp. II
[__________]

Aegis Auto Funding Corp.
[__________]

                   TABLE OF CONTENTS

1.  Pledge........................................................1
2.  Security for Liabilities......................................2
3.  Pledged Collateral Adjustments................................2
4.  Subsequent Changes Affecting Pledged Collateral...............3
5.  Representations and Warranties................................3
6.  Voting Rights.................................................4
7.  Dividends and Other Distributions.............................4
8.  Transfers and Other Liens.....................................5
9.  Remedies......................................................5
10.  Security Interest Absolute...................................7
11.  Indenture Trustee Appointed Attorney-in-Fact.................7
12.  Waivers......................................................8
13.  Term.........................................................8
14.  Definitions..................................................8
15.  Successors and Assigns.......................................8
16.  GOVERNING LAW................................................8
17.  Consent to Jurisdiction; Counterclaims; Forum Non
Conveniens........................................................8
18.  WAIVER OF JURY TRIAL.........................................9
19.  Waiver of Bond...............................................9
20.  Advice of Counsel............................................9
21.  Severability.................................................9
22.  Further Assurances..........................................10
23.  The Indenture Trustee' s Duty of Care.......................10
24.  Notices.....................................................10
25.  Amendments, Waivers and Consents............................11
26.  Section Headings............................................11
27.  Execution in Counterparts...................................11
28.  Merger......................................................11
29.  Bailment; Stock Powers......................................11
30.  Subordination...............................................11




                        EXHIBITS


EXHIBIT A          Pledged Stock Certificates


A:\10_107_8.WPD   September 16, 1997 (11:52a)